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                                                                      Exhibit 21

                           Subsidiaries of Registrant
                           --------------------------

Name                                            State of Incorporation
----                                            ----------------------

NCRIC, Inc.                                     District of Columbia

NCRIC MSO, Inc.                                 Delaware